LIMITED WAIVER

THIS LIMITED WAIVER made as of the 30th day of August, 2004, by and between ADDISON YORK INSURANCE BROKERS LTD. ("**Borrower**") and OAK STREET FUNDING LLC ("**Lender**");

WITNESSETH:

WHEREAS, as of March 19, 2004, the parties hereto entered into a certain Credit Agreement, as amended by a First Amendment to Credit Agreement dated as of June 3, 2004 (the "**Agreement**"); and

WHEREAS, as of April 30, 2004, May 31, 2004, June 30, 2004, and July 31, 2004, Borrower was not in compliance with the requirement set forth in Section 5.3(b) of the Agreement that the Parent and its Subsidiaries (as such terms are defined in the Agreement) maintain a minimum Tangible Net Worth of at least Three Million Three Hundred Thousand Dollars ($3,300,000), with such noncompliance constituting an Event of Default under Section 7(c) of the Agreement. The foregoing Event of Default under Section 7(c) of the Agreement is referred to herein as the "Existing Default";

WHEREAS, it is anticipated that as of August 31, 2004 and September 30, 2004, Borrower will not be in compliance with the requirement set forth in Section 5.3(b) of the Agreement that the Parent and its Subsidiaries (as such terms are defined in the Agreement) maintain a minimum Tangible Net Worth of at least Three Million Three Hundred Thousand Dollars ($3,300,000), and such noncompliance will constitute an Event of Default under Section 7(c) of the Agreement. The foregoing anticipated Event of Default under Section 7(c) of the Agreement is referred to herein as the "Future Default";

NOW, THEREFORE, in consideration of the premises, and the mutual promises herein contained, the parties agree as follows:

PART I. LIMITED WAIVER

Subject to the terms and conditions set forth herein, the Lender hereby waives the Existing Default and the Future Default; provided that such waiver shall be limited precisely as written and shall not be deemed or otherwise construed to constitute an amendment to the Agreement or any other Loan Document or a waiver of any other Event of Default, or to prejudice any right, power or remedy which the Lender may now have or may have in the future under or in connection with the Agreement or any other Loan Document (after giving effect to this Agreement), all of which rights, powers and remedies are hereby expressly reserved by the Lender.

PART II. CONTINUING EFFECT

Except as expressly modified herein:

(a) All terms, conditions, representations, warranties and covenants contained in the Agreement shall remain the same and shall continue in full force and effect,

interpreted, wherever possible, in a manner consistent with this Limited Waiver; provided, however, in the event of any irreconcilable inconsistency, this Limited Waiver shall control;

(b) The representations and warranties contained in the Agreement shall survive this Limited Waiver in their original form as continuing representations and warranties of Borrower; and

(c) Capitalized terms used in this Limited Waiver, and not specifically herein defined, have the meanings ascribed to them in the Agreement.

In consideration hereof, Borrower represents, warrants, covenants and agrees that:

(aa) Each representation and warranty set forth in the Agreement remains true and correct as of the date hereof in all material respects, except to the extent that such representation and warranty is expressly intended to apply solely to an earlier date and except changes reflecting transactions permitted by the Agreement;

(bb) There currently exist no offsets, counterclaims or defenses to the performance of the Obligations (such offsets, counterclaims or defenses, if any, being hereby expressly waived); and

(cc) After giving effect to this Limited Waiver and any transactions contemplated hereby, no Default or Unmatured Default exists or will be occasioned hereby .

PART III. CONDITIONS PRECEDENT

Notwithstanding anything contained in this Limited Waiver to the contrary, Lender shall have no obligation under this Limited Waiver until the Lender shall have received this Limited Waiver, duly executed by Borrower and Lender.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Lender have caused this Limited Waiver to be executed by their respective officers duly authorized as of the date first above written.

"BORROWER"

ADDISON YORK INSURANCE BROKERS LTD.

By: [signature]

Title: CEO

"LENDER"

OAK STREET FUNDING LLC

By: [signature]

Title: President

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